Exhibit 99.1

NEWS RELEASE

For Immediate Release
November 14, 2011

City Holding Company and Virginia Savings Bancorp Announce Merger

CHARLESTON, West Virginia, and Front Royal, Virginia – City Holding Company (“City”) (NASDAQ: CHCO) and Virginia Savings Bancorp, Inc. (“VSB”) announced today the execution of a definitive merger agreement for City to acquire VSB and its wholly owned subsidiary, Virginia Savings Bank (the “Merger”).  Virginia Savings Bank operates five branches in the northwest portion of Virginia. The acquisition will expand City’s branch network from the Eastern Panhandle of West Virginia into northwestern Virginia.

City and VSB anticipate that the transaction will be completed in the first quarter of 2012, pending regulatory approvals, the approval of VSB shareholders, and completion of other customary closing conditions. The directors of VSB have agreed to vote their shares in favor of the merger.

Michael Funk, President of VSB and Virginia Savings Bank, said “Virginia Savings Bank has a long and proud commitment of service to the communities of Front Royal, Woodstock, Strasburg and Winchester, Virginia. City National Bank is a larger community bank that shares our commitment to customers and is highly respected as a well-run bank.  Bank Director Magazine rated City as the #3 best performing bank in the U.S. in 2010.  Our shareholders will benefit from City’s financial strength, and our customers will benefit from enhancements to products and services that a larger bank can offer. We are excited about combining our business with City National.”

Charles R. (Skip) Hageboeck, President of City and City National Bank, said “Virginia Savings Bank has strong roots in the community, and our community banking model is a perfect fit. We look forward to building upon VSB’s tradition of strong customer service and community involvement, while bringing additional products and services to both retail and business customers in VSB’s Virginia markets. Seven of our current 68 branches are in the Eastern Panhandle of West Virginia, which is adjacent to the Virginia Savings Bank region. We have been interested in expanding into Virginia for several years and believe that the acquisition of VSB is a perfect first step for us. This is a high-growth region, and we are excited to add Virginia to our service area.”

Subject to certain parameters and under the terms of the agreement, a shareholder of VSB will receive, at the election of such holder, one of the following forms of consideration:  (i) 0.2297 shares of City common stock or (ii) $6.75 in cash or (iii) 0.1263 shares of City common stock and $3.04 in cash for each share of VSB common stock and each share of Series A Non-Voting preferred stock owned by him or her. All shareholder elections will be subject to allocation and proration procedures set forth in the merger agreement which is intended to ensure that, in the aggregate, 55% of the VSB common shares outstanding will be exchanged for City common stock.  The total transaction value is estimated at approximately $13.4 million.

Janney Montgomery Scott LLC served as financial advisor to City.  Scott & Stringfellow served as financial advisor to VSB.  Jackson Kelly PLLC served as legal advisor to City.  LeClairRyan served as legal advisor to VSB.

About City Holding Company

City is a $2.7 billion diversified financial holding company with its headquarters in Charleston, West Virginia. City National Bank (the principal banking subsidiary of City) operates 68 branch locations serving communities across West Virginia, Ohio and Kentucky. Seven of City’s branches are located in the Eastern Panhandle of West Virginia – within close proximity of VSB’s market area. Based upon its strong profitability, strong asset quality, and strong capital position, City was named by Bank Director Magazine as the third best performing bank in the U.S. in 2010. City’s common stock pays a dividend of $1.36 annually. City is located on the web at www.bankatcity.com.

About Virginia Savings Bancorp, Inc.

VSB is the holding company of Virginia Savings Bank.   Virginia Savings Bank operates a network of five branches located in Winchester, Frederick, Shenandoah and Warren counties in Virginia.  Virginia Savings Bank is located on the web at www.virginiasavingsbank.com.  At September 30, 2011, VSB had total assets of $130 million, loans of $89 million, deposits of $117 million and common equity of $11.7 million. For the first nine months of 2011, VSB had a net interest margin of 4.28%, an efficiency ratio of 78%, and earned net income of $546,000. At September 30, 2011, the ratio of Non-performing assets to total assets was 2.18%.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between VSB and City, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) City’s and VSB’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements.  These forward-looking statements are based upon the current beliefs and expectations of the respective managements of City and VSB and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of City and VSB.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:  (1) the business of City and VSB may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the stockholders of VSB may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which City and VSB are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in City’s and VSB’s markets could adversely affect operations; and (10) the economic slowdown could continue to adversely affect credit quality and loan originations.  Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in City’s reports (such as Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov).

City and VSB caution that the foregoing list of factors is not exclusive.  All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to City or VSB or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.  City and VSB do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information

City will be filing a Registration Statement on Form S-4 concerning the merger with the Securities and Exchange Commission (“SEC”), which will include a proxy statement/prospectus that will be mailed to VSB’s shareholders.  WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors will be able to obtain the documents free of charge, when filed, at the SEC’s website, www.sec.gov.  In addition, documents filed with the SEC by City will be available free of charge from the Secretary of City at 25 Gatewater Road, Cross Lanes, West Virginia 25313, telephone (304) 769-1112.  VSB SHAREHOLDERS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.  Copies of all recent proxy statements and annual reports are also available free of charge from City by contacting the company secretary.  VSB and its directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the merger.  INFORMATION ABOUT PARTICIPANTS MAY BE OBTAINED THROUGH THE SEC’S WEBSITE FROM THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC by reading the proxy statement/prospectus regarding the Merger when it becomes available.

For more information contact:

Charles R. Hageboeck                                                W. Michael Funk
President and CEO                                                      President and CEO
City Holding Company                                               Virginia Savings Bancorp
(304) 769-1102                                                               (540) 631-3101